UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): July 27, 2026

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GROWN ROGUE INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

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Ontario	000-53646	98-1463866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
550 Airport Road Medford, Oregon		97504
(Address of principal executive offices)		(Zip Code)
(458) 226-2100
Registrant’s telephone number including area code
Not Applicable
(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Subordinate Voting Shares, no par value	GRUSF	OTCQB
	GRIN	CSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act		☐

Item 7.01. Regulation FD Disclosure.

On July 27, 2026, Grown Rogue International Inc. (the “Company”) issued a press release announcing that it will release its second quarter 2026 financial results after the market closes on August 4, 2026, and host a related conference call at 5:00 p.m. Eastern Time that day. The press release also announced the grant of 400,000 stock options and 2,490,000 restricted stock units to certain directors, officers and employees under the Company’s equity incentive plan. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated July 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).